EXHIBIT 13(c)

COMPUTATION OF HYPO 7 DAY YIELD AND EFFECTIVE YIELD
AGSPC MONEY MARKET DIVISION YIELD FOR 12/31/96

12/31/96 8.028562
12/30/96 8.027702                         0.005382 total return for 7 days
12/29/96 no unit value calculated                  (8.028562-8.02318)
12/28/96 no unit value calculated         0.000671 base period return
12/27/96 8.027047                                  (.001022/1.421548)
12/26/96 8.023962
12/25/96 no unit value calculated          3.50% yield for 7 day period
12/24/96 8.023180                                ending 12/31/96
                                             ((8.028562-8.02318)/8.02318)*365/7

                                           3.56% effective yield
                                             ((0.000671+1)^(365/7))-1